As filed with the Securities and Exchange Commission on April 30, 2003. Registration No. 33-46473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Post-Effective Amendment No. 2 to

FORM S-8 and FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________

CenturyTel, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0651161 (I.R.S. Employer Identification No.)
100 CenturyTel Drive, Monroe, Louisiana 71203, (318) 388-9500 (Address, including zip code, of Principal Executive Offices)

CenturyTel, Inc. 1990 Incentive Compensation Program
(Full title of the plan)

Harvey P. Perry, Esq.

Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

CenturyTel, Inc.
100 CenturyTel Drive

Monroe, Louisiana 71203
(318) 388-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION

            In accordance with the undertakings contained in Part II of this Registration Statement No. 33-46473, the Registrant hereby files this Post-Effective Amendment No. 2 to remove from registration all of the securities registered under this Registration Statement (consisting of shares of common stock and preferred stock purchase rights) that remain unsold on the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on April 30, 2003.

CenturyTel, INC.

By:	/s/ Harvey P. Perry
Harvey P. Perry Executive Vice President, Chief Administrative Officer and General Counsel

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief	April 30, 2003
Glen F. Post, III	Executive Officer
(Principal Executive Officer)

*	Executive Vice President and	April 30, 2003
R. Stewart Ewing, Jr.	Chief Financial Officer
(Principal Financial Officer)

/s/ Neil A. Sweasy	Vice President and Controller	April 30, 2003
Neil A. Sweasy	(Principal Accounting Officer)

Director
William B. Boles, Jr.

Director
Virginia Boulet

Director
Calvin Czeschin

*	Director	April 30, 2003
James B. Gardner

Director
W. Bruce Hanks

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	*	Director	April 30, 2003
R. L. Hargrove, Jr.

	*	Director	April 30, 2003
Johnny Hebert

	*	Director	April 30, 2003
C. G. Melville, Jr.

	/s/ Harvey P. Perry	Director	April 30, 2003
Harvey P. Perry

	*	Director	April 30, 2003
Jim D. Reppond

	*	Director	April 30, 2003
F. Earl Hogan

Director
Joseph R. Zimmel

* By:	/s/Harvey P. Perry
Harvey P. Perry
Attorney-in-Fact

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